Exhibit 99.1

David A. Buckel Stepping Down After Four Years of Service

ATLANTA, GA – (November 19, 2007) – Internap Network Services Corporation (NASDAQ: INAP), a global provider of Internet business solutions, today announced that David A. Buckel, vice president and chief financial officer, is stepping down after four years of service to pursue other interests in the private equity markets. Mr. Buckel resigned from his current position effective today, but will remain an Internap employee during a transition period.  Tamara Augustyn, vice president and chief accountant, will assume the role of the company’s principal accounting officer.

“The Board of Directors and I would like to thank Dave for his leadership and dedication during his four years at Internap,” said James P. DeBlasio, president and chief executive officer of Internap. “We wish him well as he begins the next phase of his career.”

David Buckel joined Internap in July 2003 and was named CFO in May 2004. While at Internap he served in a number of financial capacities including head of the company's investor relations and financial planning and analysis functions. As CFO, he helped to strengthen Internap’s capital structure, enabling the company to deliver solid financial results and stockholder value.

“I greatly appreciate the opportunity to work with such an outstanding team of professionals at Internap over the last four years,” Mr. Buckel said. “Together we have worked hard to deliver exceptional results quarter by quarter while maintaining financial discipline. I am confident that Internap will continue to lead the industry through innovative Internet solutions and superior customer service.”

As announced on November 6, 2007, in the most recent quarter, which was the third quarter of 2007, Internap posted record revenue, increased margins, net income profitability, and accelerating new customer growth. The company is focused on profitable growth and stockholder value as demonstrated by four consecutive quarters of improvement in both adjusted gross margin and adjusted EBITDA margins.

About Internap
Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed Internet services, a content delivery network (CDN) and content monetization services, Internap frees its customers to innovate their business and create new revenue opportunities. More than 3,500 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Internap Contact:
Andrew McBath
(404) 865-7198
amcbath@internap.com